                                   EXHIBIT 11.
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


         THREE MONTH PERIOD ENDED SEPTEMBER 30,                        1996 (Restated)
-------------------------------------------------------   ----------------------------------
                                                                               ASSUMING
                                                             PRIMARY         FULL DILUTION
                                                          ------------    ------------------

WEIGHTED AVERAGE OF OUTSTANDING SHARES                      28,989,749        28,989,749

COMMON EQUIVALENT SHARES:

     OUTSTANDING STOCK OPTIONS                                 814,107           814,257

OTHER POTENTIALLY DILUTIVE SECURITIES:
    CONVERTIBLE DEBENTURES (2)                                     N/A         1,859,145
                                                          ------------    ---------------
    SHARES USED IN COMPUTING
    NET INCOME PER SHARE                                    29,803,856        31,663,151
                                                          ============    ===============


NET INCOME                                                $  4,082,000       $ 4,082,000

ADJUSTMENTS ASSUMING FULL DILUTION:
    INTEREST EXPENSE, NET OF TAXES (2)                             N/A           188,000
                                                          ------------    ---------------

NET INCOME                                                $  4,082,000       $ 4,270,000


NET INCOME PER SHARE                                      $       0.14       $      0.14

DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)                     N/A            -1.538%

NET INCOME PER SHARE                                      $       0.14       $      0.14
                                                          ============    ===============
          NINE MONTH PERIOD ENDED SEPTEMBER 30,                         1996 (Restated)
-------------------------------------------------------   ----------------------------------
                                                                               ASSUMING
                                                              PRIMARY        FULL DILUTION
                                                           ------------    -----------------

WEIGHTED AVERAGE OF OUTSTANDING SHARES                       27,563,151       27,563,151

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                                  613,064          808,361

OTHER POTENTIALLY DILUTIVE SECURITIES:
    CONVERTIBLE DEBENTURES (2)                                      N/A        3,203,822

                                                           ------------    --------------

SHARES USED IN COMPUTING
NET INCOME PER SHARE                                         28,176,215       31,575,334
                                                           ============    ==============


NET INCOME                                                 $ 10,104,000      $10,104,000

ADJUSTMENTS ASSUMING FULL DILUTION:
    INTEREST EXPENSE, NET OF TAXES (2)                              N/A        1,253,000

                                                           ------------    --------------

NET INCOME                                                 $ 10,104,000      $11,357,000
                                                           ============    ==============


NET INCOME PER SHARE                                       $       0.36      $      0.36

DILUTION PERCENTAGE ASSUMING FULL DILUTION (1)                      N/A           -0.302%

NET INCOME PER SHARE                                       $       0.36      $      0.36
                                                           ============    ==============

NOTES:

(1) - PROVIDED THAT DILUTION IS GREATER THAN 3%, THE CONVERTIBLE DEBENTURES ARE CONSIDERED DILUTIVE IN THE CALCULATION AND PRESENTATION OF PER SHARE DATA.

(2) - THE CONVERTIBLE DEBENTURES WERE CONVERTED TO COMMON STOCK ON AUGUST 14, 1996. ACCORDINGLY, THE EFFECTS OF AN ASSUMED CONVERSION ARE INCLUDED ONLY THROUGH THAT DATE.


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